UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

KLDISCOVERY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT

FOR 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE

HELD ON JUNE 13, 2024

On April 29, 2024, KLDiscovery Inc. (the “Company”) made available to stockholders and filed with the Securities and Exchange Commission (the “SEC”) its Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) relating to the Company’s 2024 Annual Meeting of Stockholders to be held on Thursday, June 13, 2024 at 10:30 A.M., EDT, or any adjournment or postponement thereof (the “Annual Meeting”).

This Supplement to the Proxy Statement is being made available to stockholders to update certain information set forth in the Proxy Statement and to correct a ministerial error. No changes are being made to the proposals being submitted to stockholders for their approval at the Annual Meeting. This Supplement is first being made available to stockholders on or about May 2, 2024.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically set forth below, this Supplement does not otherwise amend, revise, modify or otherwise update any disclosure or other information presented in the Proxy Statement. Capitalized terms not defined herein have the meaning ascribed to such term in the Proxy Statement.

Lawrence B. Prior III Biographical Information (Page 12 of the Proxy Statement)

Mr. Prior’s biography in the Proxy Statement provided that he is a director of QinetiQ Group plc. Mr. Prior resigned from his position as a director of QinetiQ Group plc on March 16, 2024.

Equity Compensation (Page 22 of the Proxy Statement)

With respect to the performance based RSUs granted to certain employees, including certain of our NEOs, in 2022 and 2023, the Proxy Statement provided that a determination of vesting for any of the shares underlying these awards applicable to 2023 performance had not been made. On April 23, 2024, based on revenue in 2023, the Compensation Committee approved the vesting of the remaining 50% of the shares underlying the restricted stock unit awards applicable to the 2022 targets, and 100% of the shares underlying the restricted stock unit awards applicable to the 2023 targets.

Security Ownership Table (Pages 26-28 of the Proxy Statement)

Due to a ministerial error, the footnote references in the table setting forth information regarding the beneficial ownership of Common Stock did not correctly correspond with the numbering following the table. The beneficial ownership table has been amended and restated below solely to correct the numbering of the footnotes following the table.

* Denotes less than 1%.

(1)
Unless otherwise indicated, the business address of each of the individuals is c/o KLDiscovery Inc., 9023 Columbine Road, Eden Prairie, MN 55347.
(2)
Includes (i) 2,395,608 shares of Common Stock and (ii) 2,645,584 shares of Common Stock that may be acquired upon the exercise of Private Warrants held of record by Pivotal SPAC Funding LLC, an affiliate of Mr. Griffin. Pivotal SPAC Funding LLC is controlled by certain investment funds and/or accounts for which MGG is the investment advisor. MGG is controlled by Mr. Griffin, its Chief Executive Officer, and Mr. Gregory Racz, its President and Chief Legal Officer. Each of Mr. Griffin and Mr. Racz disclaims beneficial ownership of the securities held by the investment funds affiliated with MGG. The business address of MGG is One Penn Plaza, New York, New York 10119.
(3)
Includes (i) 250,000 shares of Common Stock held of record and (ii) 7,246,304 shares of Common Stock that may be acquired upon conversion of Debentures held of record by certain investment funds and/or accounts for which MGG is the investment advisor. MGG is controlled by Mr. Griffin, its Chief Executive Officer, and Mr. Gregory Racz, its President and Chief Legal Officer. Each of Mr. Griffin and Mr. Racz disclaims beneficial ownership of the securities held by the investment funds affiliated with MGG. The business address of MGG is One Penn Plaza, New York, New York 10119.
(4)
Includes 69,320 RSUs originally awarded to Mr. Griffin that were transferred to the investment funds for which MGG is the investment advisor.
(5)
Includes (i) 4,984 shares of common stock held by Conifer Partners and (ii) 32,852 shares of common stock held by Radcliff Principal Holdings LLC. Does not include (i) 315 Contingent Shares that may be issuable to Conifer Partners and (ii) 2,077 Contingent Shares that may be issuable to Radcliff Principal Holdings LLC. Mr. Morgan has, or, in the case of the Contingent Shares, will have, voting and dispositive control over such shares of Common Stock and Contingent Shares.
(6)
Includes 1,512,223 shares of common stock held by WestView; does not include 95,600 Contingent Shares that may be issuable to WestView. Mr. Williams is a co-managing partner of this entity and has, or, in the case of the Contingent Shares, will have, voting and dispositive control over such shares of common stock and Contingent Shares.

(7)
Includes 1,660,042 shares of common stock held by Mr. Weiler; also includes 196,332 vested options that may be exercised by Mr. Weiler; does not include 133,713 Contingent Shares that may be issuable to Mr. Weiler. Does not include 45,000 RSUs for which the time-based vesting requirements have been satisfied, but which remain subject to the condition that a change in control or the listing of the Common Stock on a nationally recognized stock exchange (“Listing Event”) occur before these RSUs fully vest. See “Company Named Executive Officers and Director Compensation—Equity Compensation” in Item 11, Executive Compensation.
(8)
Includes 504,117 vested options that may be exercised by Ms. Wilson. Does not include 159,989 RSUs for which the time-based vesting requirements have been satisfied, but which remain subject to the condition that a change in control or Listing Event occur before these RSUs fully vest. See “Company Named Executive Officers and Director Compensation—Equity Compensation” in Item 11, Executive Compensation.
(9)
Includes 141,544 shares of common stock held by Ms. Jones and 166,743 vested options that may be exercised by Ms. Jones; does not include 8,025 Contingent Shares that may be issuable to Ms. Jones. Does not include 45,111 RSUs for which the time-based vesting requirements have been satisfied, but which remain subject to the condition that a change in control or Listing Event occur before these RSUs fully vest. See “Company Named Executive Officers and Director Compensation—Equity Compensation” in Item 11, Executive Compensation.
(10)
Includes (i) 18,261,123 shares of common stock held of record by CEOF II DE I AIV, L.P., (ii) 1,658,789 shares of common stock held of record by CEOF II Coinvestment (DE), L.P. and (iii) 76,892 shares of common stock held of record by CEOF II Coinvestment B (DE), L.P.; does not include (i) 1,154,439 Contingent Shares that may be issuable to CEOF II DE I AIV, L.P., (ii) 104,866 Contingent Shares that may be issuable to CEOF II Coinvestment (DE), L.P. and (iii) 4,861 Contingent Shares that may be issuable to CEOF II Coinvestment B (DE), L.P. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group Inc., which is a publicly traded entity listed on NASDAQ. The Carlyle Group Inc. is the sole shareholder of Carlyle Holdings I GP Inc., which is the sole member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which is the sole member of TC Group, L.L.C., which is the general partner of TC Group Sub L.P., which is the sole member of CEOF II DE GP AIV, L.L.C., which is the general partner CEOF II DE AIV GP, L.P., which is the general partner of each of the three identified funds that is a record holder of our common stock. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by, or that may be issuable to, the record holder funds. The address of each of the persons or entities named in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, D.C. 20004-2505.
(11)
According to a Schedule 13D/A filed jointly by Ontario Teachers’ Pension Plan Board, or OTPP, and 1397225 Ontario Limited with the SEC on December 22, 2023, each reporting person has shared voting power and sole dispositive power with respect to 8,735,594 shares of Common Stock and sole voting power and shared dispositive power with respect to 0 shares of Common Stock. Includes (i) 1,478,379 shares of Common Stock, (ii) 1,411,775 shares of Common Stock that may be acquired upon the exercise of Debenture Holder Warrants, and (iii) 5,845,440 shares of Common Stock that may be acquired upon conversion of Debentures. The President and Chief Executive Officer of OTPP has delegated to each of Mr. Christopher Witkowski and Mr. Michael Merkoulovitch the authority to implement disposition decisions with respect to the shares of common stock that are held by or may be acquired by 1397225; however, approval of such decisions is made by senior personnel within the capital markets group of OTPP in accordance with internal portfolio guidelines. Voting decisions are made by personnel within the public equities group of OTPP in accordance with internal proxy voting guidelines. As such, each of Messrs. Witkowski and Merkoulovitch expressly disclaims beneficial ownership of the shares of Common Stock that are held by or may be acquired by 1397225. The business address of the reporting persons is 5650 Yonge Street, Toronto, Ontario M2M 4H5.
(12)
Includes (i) 2,675,000 shares of Common Stock held by Mr. Jonathan Ledecky and (ii) 1,939,697 shares of Common Stock that may be acquired upon the exercise of Private Warrants. The business address of the reporting person is c/o Graubard Miller, 405 Lexington Avenue, 11th Floor, NY, NY 10174.
(13)
According to a Schedule 13G filed jointly by Revolution Growth III, LP, Revolution Growth GP III, LP, Revolution Growth UGP III, LLC and Steven J. Murray with the SEC on February 3, 2020, each reporting person has shared voting power and shared dispositive power with respect to 4,098,642 shares of Common Stock and sole voting power and sole dispositive power with respect to 0 shares of Common Stock. The amount does not include 259,110 Contingent Shares that may be issuable to Revolution Growth III. Steven J. Murray is the operating manager of Revolution Growth UGP III, LLC, the general partner of Revolution Growth GP III, LP, which is the general partner of Revolution Growth III, LP. Revolution Growth UGP III, LLC, Revolution Growth GP III, LP and Mr. Murray may be deemed to have voting and dispositive power with respect to these shares of Common Stock. The business address of the reporting persons is 1717 Rhode Island Avenue, NW, 10th Floor, Washington, D.C. 20036.
(14)
According to a Schedule 13G/A filed jointly by Linden Capital L.P., Linden GP LLC, Linden Advisors LP and Siu Min Wong with the SEC on January 31, 2022, (i) Linden Capital and Linden GP each have shared voting power and shared dispositive power with respect to 2,823,924 shares of Common Stock that may be acquired upon the exercise of Public Warrants and sole voting power and sole dispositive power with respect to 0 shares of Common Stock, and (ii) Linden Advisors and Mr. Wong each have shared voting power and shared dispositive power with respect to 3,092,501 shares of Common Stock that may be acquired upon the exercise of Public Warrants and sole voting power and sole dispositive power with respect to 0 shares of Common Stock. Linden GP is the general partner of Linden Capital. Linden Advisers is the investment manager of Linden Capital and trading advisor or investment advisors of certain managed accounts. Mr. Wong is the principal owner and controlling person of Linden Advisors and Linden GP. In such capacities, Linden GP may be deemed to beneficially own the shares held of record by Linden Capital, and each of Linden Advisors and Mr. Wong may be deemed to beneficially own the shares held of record of each of Linden Capital and the managed accounts. The business address for Linden Capital is Victoria Place, 31 Victoria Street, Hamilton HM10, Bermuda. The business address for each of Linden Advisors, Linden GP and Mr. Wong is 590 Madison Avenue, 15th Floor, New York, New York 10022.